暉誼(香港)會計師事務所有限公司
PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon.
Tel : 35763455 Fax : 26251263

To: Richard I Anslow
Attorney at Law
Anslow & Jaclin LLP
195 Route 9
South Manalapan
NJ 07726

May 20, 2009

Dear Anslow,

We have reviewed the financial statements of Infosmart Group Inc. for the period ended March 31, 2009 and also the Form 10Q. No further comment is needed to be highlighted for your attention. We, as company's auditor, hereby make consent for the filling.

Best regards,

Parker Randall CF

Parker Randall CF (H.K.) CPA Limited